Exhibit 21.1
List of Subsidiaries of Ascend Wellness Holdings, Inc.
As of December 31, 2025

Entity Legal Name	State
AGP Investments, LLC	Delaware
Ascend Mass, Inc.	Delaware
Ascend Social Equity Investments, LLC	Delaware
Ascend Wellness Holdings, Inc.	Delaware
AWH Pennsylvania, LLC	Delaware
Massgrow, Inc.	Delaware
Mr Jones Staffing LLC	Delaware
Rubino Ventures Staffing LLC	Delaware
MiLou Staffing, LLC	Delaware
East Coast Staffing, LLC	Delaware
144 S. Randall Opco, LLC	Illinois
8380 Cermak Opco, LLC	Illinois
909 Rand Road Opco, LLC	Illinois
Ascend Illinois Holdings, LLC	Illinois
Ascend Illinois, LLC	Illinois
AWH Fairview Opco, LLC	Illinois
AWH Springfield OpCo, LLC	Illinois
Chicago Alternative Health Center Holdings, LLC	Illinois
Chicago Alternative Health Center, LLC	Illinois
HealthCentral, LLC	Illinois
InLabs III	Illinois
MOCA, LLC	Illinois
Revolution Cannabis-Barry, LLC	Illinois
Springfield Partners II, LLC	Illinois
The Homecoming Group, LLC	Illinois
Ascend Maryland 2, LLC	Maryland
Ascend Maryland, LLC	Maryland
Blu Pharms Limited Liability Company	Maryland
Blue Mountain Care, LLC	Maryland
Devi Maryland Re Holding II, L.L.C.	Maryland
Devi Maryland RE Holding, L.L.C.	Maryland
Durjaya LLC	Maryland
Farmalogics Health And Wellness, LLC	Maryland
MD MGMT GRP, LLC	Maryland
Blue Mountain Holdings, LLC	Maryland
Ascend Athol Re LLC	Massachusetts
Ascend Friend Street Re LLC	Massachusetts
Ascend Mass, LLC	Massachusetts
AWH MGMT GRP, LLC	Massachusetts
Blue Jay Botanicals Holdings, LLC	Massachusetts
Blue Jay Re LLC	Massachusetts
MASS MGMT GRP, LLC	Massachusetts

Massgrow, LLC	Massachusetts
Met Real Estate, LLC	Massachusetts
Southcoast Apothecary, LLC	Massachusetts
AWHM, LLC	Michigan
FPAW Michigan 2, Inc	Michigan
FPAW Michigan LLC	Michigan
MSP MGMT GRP, LLC	Michigan
TJM Enterprises, LLC	Michigan
2741 28th Street, LLC	Michigan
503 Century, LLC	Michigan
1336 Scribner, LLC	Michigan
TVP Grand Rapids, LLC	Michigan
601 Route 70 Opco, LLC	New Jersey
Ascend New Jersey, LLC	New Jersey
AW Franklin, LLC	New Jersey
AWH NJ HOLDCO, LLC	New Jersey
Green Jones LLC	New Jersey
NJ MGMT GRP, LLC	New Jersey
East Coasting, LLC	New Jersey
Mister Jones, LLC	New Jersey
AWH New York, LLC	New York
NY MGMT GRP, LLC	New York
Ascend Ohio, LLC	Ohio
BCCO, LLC	Ohio
Green Ivy Ohio, LLC	Ohio
Hemma 2, LLC	Ohio
Hemma Operations, LLC	Ohio
Hemma, LLC	Ohio
Marichron Pharma LLC	Ohio
Marichron Properties, LLC	Ohio
Ohio Cannabis Clinic LLC	Ohio
OHIO MGMT GRP, LLC	Ohio
Ohio Patient Access, LLC	Ohio
OPA Real Estate, LLC	Ohio
1206 - 1208 Recker Road, LLC	Ohio
830 Reedy St, LLC	Ohio
6019 Milan Rd, LLC	Ohio
AWH Pennsylvania 2, LLC	Pennsylvania
PA MGMT GRP, LLC	Pennsylvania
Story of PA CR, LLC	Pennsylvania
Ascend VA, LLC	Virginia